Exhibit 10.1

SHARE EXCHANGE AGREEMENT

BY AND AMONG

CHINA TELETECH HOLDING, INC.

AND

CHINA TELETECH LIMITED

AND

THE SHAREHOLDERS OF CHINA TELETECH LIMITED

Dated as of: March 30, 2012

i

ii

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (“Agreement”), dated as of March 30, 2012, is made by and among CHINA TELETECH HOLDING, INC., a corporation organized under the laws of Florida (the “Acquiror”), CHINA TELETECH LIMITED, a corporation organized under the laws of British Virginia Islands (the “Acquiree”), and each of the Persons listed on Schedule I hereto who are shareholders of the Acquiree (collectively, the “Acquiree Shareholders,” and individually an “Acquiree Shareholder”).  Each of the Acquiror, Acquiree and Acquiree Shareholders are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Acquiree Shareholders have agreed to transfer to the Acquiror, and the Acquiror has agreed to acquire from the Acquiree Shareholders, all of the Acquiree Shares (as defined below), which Acquiree Shares constitute all of the outstanding shares of Acquiree Common Stock (as defined below), in exchange for the Acquiror Shares (as defined below), which Acquiror Shares shall constitute approximately 68.34% of the issued and outstanding shares of Acquiror Common Stock (as defined below) immediately after the closing of the transactions contemplated herein, in each case, on the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1    Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Accredited Investor” has the meaning set forth in Rule 501 under the Securities Act.

“Acquiree” has the meaning set forth in the preamble.

“Acquiree Common Stock” means the common stock, with no par value, of the Acquiree.

“Acquiree Organizational Documents” has the meaning set forth in Section 4.6.

“Acquiree Shareholder” and “Acquiree Shareholders” have the respective meanings set forth in the preamble.

“Acquiree Shares” has the meaning set forth in Section 2.1.

“Acquiree Subsidiary” means Guangzhou Rongxin Technology Co Ltd. and Shenzhen Rongxin Investment Co Ltd, each of which is organized under the Laws of the People’s Repuglic of China and wholly owned subsidiary of the Acquiree.

“Acquiror” has the meaning set forth in the recitals.

“Acquiror Common Stock” means the common stock, par value $0.01 per share, of the Acquiror.

“Acquiror Most Recent Fiscal Year End” means December 31, 2011.

“Acquiror Shares” has the meaning set forth in Section 2.1.

“Acquiror Subsidiary” means Global Telecom Holdings, Ltd., Guangzhou Global Telecommunication Co., Ltd., and Guangzhou Renwoxing Telecom Co., Ltd.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“BHCA” has the meaning set forth in Section 5.10.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any written or oral contract, lease, license, indenture, note, bond, agreement, arrangement, understanding, permit, concession, franchise or other instrument.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

“Federal Reserve” has the meaning set forth in Section 5.10.

“GAAP” means, with respect to any Person, generally accepted accounting principles in the U.S. applied on a consistent basis with such Person’s past practices.

“Governmental Authority” means any domestic or foreign, federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body.

“Knowledge” shall mean, except as otherwise explicitly provided herein, actual knowledge after reasonable investigation.  The Acquiror shall be deemed to have “Knowledge” of a matter if any of its officers, directors, stockholders, or employees has Knowledge of such matter.  Phrases such as “to the Knowledge of the Acquiror” or the “Acquiror’s Knowledge” shall be construed accordingly.

“Laws” means, with respect to any Person, any U.S. or non-U.S., federal, national, state, provincial, local, municipal, international, multinational or other Law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

“License” means any security clearance, permit, license, variance, franchise, Order, approval, consent, certificate, registration or other authorization of any Governmental Authority or regulatory body, and other similar rights.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the business, financial condition, operations, results of operations, assets, customer, supplier or employee relations or future prospects of such Person.

“Money Laundering Laws” has the meaning set forth in Section 5.13.

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority or regulatory body.

“Party” and “Parties” have the respective meanings set forth in the preamble.

“Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

“Regulation S” means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“SEC” means the U.S. Securities and Exchange Commission, or any successor agency thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

“Share Exchange” has the meaning set forth in Section 2.1.

“Tax” or “Taxes” means all taxes, assessments, duties, levies or other charge imposed by any Governmental Authority of any kind whatsoever together with any interest, penalties, fines or additions thereto and any liability for payment of taxes whether as a result of (i) being a member of an affiliated, consolidated, combined, unitary or similar group for any period, (ii) any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any Person, (iii) being liable for another Person’s taxes as a transferee or successor otherwise for any period, or (iv) operation of Law.

“Termination Date” means March 31, 2012.

“Transaction Documents” means, collectively, this Agreement and all agreements, certificates, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“U.S.” means the United States of America.

“U.S. Person” has the meaning set forth in Regulation S under the Securities Act.

ARTICLE II
SHARE EXCHANGE; CLOSING

Section 2.1    Share Exchange.      At the Closing, the Acquiree Shareholders shall sell, transfer, convey, assign and deliver shares of Acquiree Common Stock (the “Acquiree Shares”), representing 100% of the issued and outstanding shares of Acquiree Common Stock, to the Acquiror, and in consideration therefor the Acquiror shall issue a total of 40,000,000 fully paid and nonassessable share of Acquiror Common Stock (the “Acquiror Shares”) to the Acquiree Shareholders, as set forth beside the name of each such Acquiree Shareholder on Schedule I hereto (the “Share Exchange”).

Section 2.2    Closing.    Upon the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Anslow & Jaclin LLP located at 195 Route 9 South, Manalapan, NJ 07726, at a time and date to be specified by the Parties, or at such other location, date and time as Acquiree and Acquiror shall mutually agree.  The date and time of the Closing is referred to herein as the “Closing Date.”

Section 2.3    Closing Deliveries by Acquiror.   At  the Closing: (a) the Acquiror shall deliver, or cause to be delivered, a certificate evidencing the number of Acquiror Shares, set forth beside each Acquiree Shareholder’s name on Schedule I hereto; and (b) the Acquiror shall deliver, or cause to be delivered, to the Acquiree and the Acquiree Shareholders, as applicable, the various documents required to be delivered as a condition to the Closing pursuant to Section 8.2 hereof.

Section 2.4    Closing Deliveries by Acquiree and Acquiree Shareholders.   At the Closing: (a) each Acquiree Shareholder shall deliver, or cause to be delivered, certificate(s) representing such Acquiree Shareholder’s Acquiree Shares, accompanied by an executed instrument of transfer for transfer by such Acquiree Shareholder of such Acquiree Shareholder’s Acquiree Shares to the Acquiror; and (b) the Acquiree and the Acquiree Shareholders, as applicable, shall deliver, or cause to be delivered, to the Acquiror, the various documents required to be delivered as a condition to the Closing pursuant to Section 8.3 hereof.

Section 2.5    Section 368 Reorganization.For U.S. federal income Tax purposes, the Share Exchange is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code.  The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.  Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of the Share Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to or after the Closing Date has or may have on any such reorganization status.  The Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

ARTICLE III
REPRESENTATIONS OF ACQUIREE SHAREHOLDERS

The Acquiree Shareholders severally, and not jointly, hereby represent and warrant to the Acquiror that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as thought the Closing Date were substituted for the date of this Agreement throughout this Article III) (except where another date or period of time is specifically stated herein for a representation or warranty).

Section 3.1    Authority.   Such Acquiree Shareholder has all requisite authority and power to enter into and deliver this Agreement and any of the other Transaction Documents to which such Acquiree Shareholder is a party, and any other certificate, agreement, document or instrument to be executed and delivered by such Acquiree Shareholder in connection with the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  This Agreement has been, and each of the Transaction Documents to which such Acquiree Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such Acquiree Shareholder.

Section 3.2    Binding Obligations.   Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than such Acquiree Shareholder, this Agreement and each of the Transaction Documents to which such Acquiree Shareholder is a party are duly authorized, executed and delivered by such Acquiree Shareholder, and constitutes the legal, valid and binding obligations of such Acquiree Shareholder, enforceable against such Acquiree Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 3.3   No Conflicts.   Neither the execution or delivery by such Acquiree Shareholder of this Agreement or any Transaction Document to which such Acquiree Shareholder is a party, nor the consummation or performance by such Acquiree Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, have a Material Adverse Effect on such Acquiree Shareholder.

Section 3.4    Ownership of Shares.    Such Acquiree Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror pursuant to this Agreement, such Acquiree Shareholder’s Acquiree Shares free and clear of any and all Liens.  there are no options, rights, voting trusts, stockholder agreements or any other Contracts or understandings to which such Acquiree Shareholder is a party or by which such Acquiree Shareholder or such Acquiree Shareholder’s Acquiree Shares are bound with respect to the issuance, sale, transfer, voting or registration of such Acquiree Shareholder’s Acquiree Shares.  At the Closing Date, the Acquiror will acquire good, valid and marketable title to such Acquiree Shareholder’s Acquiree Shares free and clear of any and all Liens.

Section 3.5    Certain Proceedings.  There is no Action pending against, or to the Knowledge of such Acquiree Shareholder, threatened against or affecting, such Acquiree Shareholder by any Governmental Authority or other Person with respect to such Acquiree Shareholder that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

Section 3.6    No Brokers or Finders.   No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Acquiree Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of such Acquiree Shareholder and such Acquiree Shareholder will indemnify and hold the Acquiror harmless against any liability or expense arising out of, or in connection with, any such claim.

Section 3.7    Investment Representations.   Each Acquiree Shareholder severally, and not jointly, hereby represents and warrants, solely with respect to itself and not any other Acquiree Shareholder, to the Acquiror as follows:

(a)   Purchase Entirely for Own Account.  Such Acquiree Shareholder is acquiring such Acquiree Shareholder’s portion of the Acquiror Shares proposed to be acquired hereunder for investment for its own account and not with a view to the resale or distribution of any part thereof, and such Acquiror Shareholder has no present intention of selling or otherwise distributing such Acquiror Shares, except in compliance with applicable securities Laws.

(b)   Restricted Securities.  Such Acquiree Shareholder understands that the Acquiror Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Acquiror Shares would be acquired in a transaction not involving a public offering.  The issuance of the Acquiror Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act.  Such Acquiree Shareholder further acknowledges that if the Acquiror Shares are issued to such Acquiree Shareholder in accordance with the provisions of this Agreement, such Acquiror Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  Such Acquiree Shareholder represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act

(c)   Acknowledgment of Non-Registration.  Such Acquiree Shareholder understands and agrees that the Acquiror Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities Laws of any state of the U.S.

(d)   Status.  By its execution of this Agreement, each Acquiree Shareholder represents and warrants to the Acquiror as indicated on its signature page to this Agreement, either that: (i) such Acquiree Shareholder is an Accredited Investor; or (ii) such Acquiree Shareholder is not a U.S. Person.  Each Acquiree Shareholder understands that the Acquiror Shares are being offered and sold to such Acquiree Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Acquiree Shareholder set forth in this Agreement, in order that the Acquiror may determine the applicability and availability of the exemptions from registration of the Acquiror Shares on which the Acquiror is relying.

(e)   Additional Representations and Warranties.  Such Acquiree Shareholder, severally and not jointly, further represents and warrants to the Acquiror as follows: (i) such Person qualifies as an Accredited Investor; (ii) such Person consents to the placement of a legend on any certificate or other document evidencing the Acquiror Shares substantially in the form set forth in Section 3.8(a); (iii) such Person has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Person’s or entity’s interests in connection with the transactions contemplated by this Agreement; (iv) such Person has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Shares; (v) such Person has had access to the SEC Reports; (vi) such Person has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror that such Person has requested and all such public information is sufficient for such Person to evaluate the risks of investing in the Acquiror Shares; (vii) such Person has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror and the terms and conditions of the issuance of the Acquiror Shares; (viii) such Person is not relying on any representations and warranties concerning the Acquiror made by the Acquiror or any officer, employee or agent of the Acquiror, other than those contained in this Agreement or the SEC Reports; (ix) such Person will not sell or otherwise transfer the Acquiror Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available; (x) such Person understands and acknowledges that the Acquiror is under no obligation to register the Acquiror Shares for sale under the Securities Act; (xi) such Person represents that the address furnished in Schedule I is the principal residence if he is an individual or its principal business address if it is a corporation or other entity; (xii) such Person understands and acknowledges that the Acquiror Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror that has been supplied to such Person and that any representation to the contrary is a criminal offense; and (xiii) such Person acknowledges that the representations, warranties and agreements made by such Person herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Shares.

(f)    Additional Representations and Warranties of Non-U.S. Persons.  Each Acquiree Shareholder that is not a U.S. Person, severally and not jointly, further represents and warrants to the Acquiror as follows: (i) at the time of (A) the offer by the Acquiror and (B) the acceptance of the offer by such Person, of the Acquiror Shares, such Person was outside the U.S; (ii) no offer to acquire the Acquiror Shares or otherwise to participate in the transactions contemplated by this Agreement was made to such Person or its representatives inside the U.S.; (iii) such Person is not purchasing the Acquiror Shares for the account or benefit of any U.S. Person, or with a view towards distribution to any U.S. Person, in violation of the registration requirements of the Securities Act; (iv) such Person will make all subsequent offers and sales of the Acquiror Shares either (A) outside of the U.S. in compliance with Regulation S; (B) pursuant to a registration under the Securities Act; or (C) pursuant to an available exemption from registration under the Securities Act; (v) such Person is acquiring the Acquiror Shares for such Person’s own account, for investment and not for distribution or resale to others; (vi) such Person has no present plan or intention to sell the Acquiror Shares in the U.S. or to a U.S. Person at any predetermined time, has made no predetermined arrangements to sell the Acquiror Shares and is not acting as an underwriter or dealer with respect to such securities or otherwise participating in the distribution of such securities; (vii) neither such Person, its Affiliates nor any Person acting on behalf of such Person, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquiror Shares at any time after the Closing Date through the one year anniversary of the Closing Date except in compliance with the Securities Act; (viii) such Person consents to the placement of a legend on any certificate or other document evidencing the Acquiror Shares substantially in the form set forth in  Section 3.8(b) and (ix) such Person is not acquiring the Acquiror Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

(g)   Opinion.  Such Acquiree Shareholder will not transfer any or all of such Acquiree Shareholder’s Acquiror Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Acquiree Shareholder’s Acquiror Shares, without first providing the Acquiror with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(h)   Consent.  Such Acquiree Shareholder understands and acknowledges that the Acquiror may refuse to transfer the Acquiror Shares, unless such Acquiree Shareholder complies with Section 3.7 and any other restrictions on transferability set forth herein.  Such Acquiree Shareholder consents to the Acquiror making a notation on its records or giving instructions to any transfer agent of the Acquiror’s Common Stock in order to implement the restrictions on transfer of the Acquiror Shares.

Section 3.8    Stock Legends.  Such Acquiree Shareholder hereby agrees with the Acquiror as follows:

(a)   The certificates evidencing the Acquiror Shares issued to those Acquiree Shareholders who are Accredited Investors, and each certificate issued in transfer thereof, will bear the following or similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)   The certificates evidencing the Acquiror Shares issued to those Acquiree Shareholders who are not U.S. Persons, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(c)   Other Legends.  The certificates representing such Acquiror Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any state corporate and state securities law, or Contract.

Section 3.9    Disclosure.No representation or warranty of such Acquiree Shareholder contained in this Agreement or any other Transaction Document and no statement or disclosure made by or on behalf of such Acquiree Shareholder to the Acquiror pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ACQUIREE

The Acquiree hereby represents and warrants to the Acquiror that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as thought the Closing Date were substituted for the date of this Agreement throughout this Article IV) (except where another date or period of time is specifically stated herein for a representation or warranty).

Section 4.1    Organization and Qualification.   The Acquiree is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Acquiree.

Section 4.2    Authority.The Acquiree has all requisite authority and power (corporate and other), Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents to which the Acquiree is a party and any other certificate, agreement, document or instrument to be executed and delivered by the Acquiree in connection with the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the other Transaction Documents by the Acquiree and the performance by the Acquiree of its obligations hereunder and thereunder and the consummation by the Acquiree of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Acquiree.  The Acquiree does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Person or Governmental Authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby.  This Agreement has been, and each of the Transaction Documents to which the Acquiree is a party will be, duly and validly authorized and approved, executed and delivered by the Acquiree.

Section 4.3    Binding Obligations.   Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Acquiree, this Agreement and each of the Transaction Documents to which the Acquiree is a party are duly authorized, executed and delivered by the Acquiree and constitutes the legal, valid and binding obligations of the Acquiree enforceable against the Acquiree in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 4.4    No Conflicts.  Neither the execution nor the delivery by the Acquiree of this Agreement or any Transaction Document to which the Acquiree is a party, nor the consummation or performance by the Acquiree of the transactions contemplated hereby or thereby will, directly or indirectly, have a Material Adverse Effect on the Acquiree.

Section 4.5    Subsidiaries. Other than the Acquiree Subsidiary, the Acquiree does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

Section 4.6    Organizational Documents.  The Acquiree has delivered or made available to the Acquiror a true and correct copy of the Articles of Incorporation and Bylaws of the Acquiree and any other organizational documents of the Acquiree, each as amended, and each such instrument is in full force and effect (the “Acquiree Organizational Documents”).  The Acquiree is not in violation of any of the provisions of the Acquiree Organizational Documents.

Section 4.7    Capitalization.

(a)   The authorized capital stock of the Acquiree consists of 50,000 shares of Acquiree Common Stock of which 10 shares of Acquiree Common Stock are issued and outstanding.  Except as set forth above, no shares of capital stock or other voting securities of the Acquiree were issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of the Acquiree are, and all such shares that may be issued prior to the Closing Date will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the jurisdiction of the Acquiree’s formation, the Acquiree Organizational Documents or any Contract to which the Acquiree is a party or otherwise bound.

Section 4.8    No Brokers or Finders.  No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiree for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of the Acquiree, and the Acquiree will indemnify and hold the Acquiror harmless against any liability or expense arising out of, or in connection with, any such claim.

Section 4.9    Disclosure.   No representation or warranty of the Acquiree contained in this Agreement and no statement or disclosure made by or on behalf of the Acquiree to the Acquiror pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

The Acquiror hereby represents and warrants to the Acquiree and each of the Acquiree Shareholders that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as thought the Closing Date were substituted for the date of this Agreement throughout this Article V) (except where another date or period of time is specifically stated herein for a representation or warranty).

Section 5.1    Organization and Qualification.The Acquiror is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Acquiror.

Section 5.2    Authority.  The Acquiror have all requisite authority and power, Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents to which the Acquiror is a party, and any other certificate, agreement, document or instrument to be executed and delivered by the Acquiror in connection with the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the other Transaction Documents by the Acquiror and the performance by the Acquiror of its obligations hereunder and thereunder and the consummation by the Acquiror of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Acquiror.  The Acquiror does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Person or Governmental Authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby.  This Agreement has been, and each of the Transaction Documents to which the Acquiror is a party will be, duly and validly authorized and approved, executed and delivered by the Acquiror.

Section 5.3    Binding Obligations.   Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Acquiror, this Agreement and each of the Transaction Documents to which the Acquiror is a party are duly authorized, executed and delivered by the Acquiror and constitutes the legal, valid and binding obligations of the Acquiror, enforceable against the Acquiror in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 5.4    No Conflicts.   Neither the execution nor the delivery by the Acquiror of this Agreement or any Transaction Document to which the Acquiror, nor the consummation or performance by the Acquiror of the transactions contemplated hereby or thereby will, directly or indirectly, have a Material Adverse Effect on the Acquiror.

Section 5.5    Subsidiaries.   Other than the Acquiror Subsidiary, the Acquiror does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

Section 5.6    Organizational Documents.The Acquiror has delivered or made available to Acquiree a true and correct copy of the Certificate of Incorporation and Bylaws of the Acquiror and any other organizational documents of the Acquiror, each as amended, and each such instrument is in full force and effect (the “Acquiror Organizational Documents”).  The Acquiror is not in violation of any of the provisions of its Acquiror Organizational Documents.  The minute books (containing the records or meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books, and the stock record books of the Acquiror, each as provided or made available to the Acquiree, are correct and complete.

Section 5.7    Capitalization.

(a)   The authorized capital stock of the Acquiror consists of 1,000,000,000 shares of Acquiror Common Stock of which 18,528,637 shares of Acquiror Common Stock are issued and outstanding.  Except as set forth above, no shares of capital stock or other voting securities of the Acquiror were issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of the Acquiror are, and all such shares that may be issued prior to the Closing Date will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the jurisidication of the Acquiror’s organization, the Acquiror Organizational Documents or any Contract to which the Acquiror is a party or otherwise bound.

(b)   The issuance of the Acquiror Shares to the Acquiree Shareholders has been duly authorized and, upon delivery to the Acquiree Shareholders of certificates therefor, respectively, in accordance with the terms of this Agreement, the Acquiror Shares, will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Acquiree Shareholders, and restrictions on transfer imposed by this Agreement and the Securities Act.

Section 5.8    No Brokers or Finders.No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror or the Acquiror Subsidiary for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of the Acquiror or the Acquiror Subsidiary.

Section 5.9    Investment Company.  Neither the Acquiror nor the Acquiror Subsidiary is, nor is it an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.10   Bank Holding Company Act. Neither the Acquiror nor the Acquiror Subsidiary is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Acquiror nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Acquiror nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 5.11   Public Utility Holding Act Neither the Acquiror nor the Acquiror Subsidiary is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

Section 5.12   Federal Power Act.   Neither the Acquiror nor the Acquiror Subsidiary is subject to regulation as a “public utility” under the Federal Power Act, as amended.

Section 5.13   Money Laundering Laws.  The operations of the Acquiror and the Acquiror Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving the Acquiror or the Acquiror Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiror, threatened.

Section 5.14   Foreign Corrupt Practices.  Neither the Acquiror nor the Acquiror Subsidiary, nor, to the Knowledge of the Acquiror, any director, officer, agent, employee or other Person acting on behalf of the Acquiror or the Acquiror Subsidiary has, in the course of its actions for, or on behalf of, the Acquiror or the Acquiror Subsidiary (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

ARTICLE VI
ADDITIONAL AGREEMENTS

Section 6.1    Access to Information.   The Acquiror shall afford Acquiree, its accountants, counsel and other representatives (including the Acquiree Shareholders), reasonable access, during normal business hours, to the properties, books, records and personnel of the Acquiror and the Acquiror Subsidiary at any time prior to the Closing in order to enable Acquiree obtain all information concerning the business, assets and properties, results of operations and personnel of the Acquiror and the Acquiror Subsidiary as Acquiree may reasonably request.  No information obtained in the foregoing investigation by Acquiree pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Acquiror to consummate the transactions contemplated hereby.

Section 6.2    Legal Requirements.  The Parties shall take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Authority, and prompt resolution of any litigation prompted hereby), and shall promptly cooperate with, and furnish information to, the other Parties to the extent necessary in connection with any such requirements imposed upon any of them in connection with the consummation of the transactions contemplated by this Agreement.

Section 6.3    Notification of Certain Matters.  Acquiree shall give prompt notice to the Acquiror, and the Acquiror shall give prompt notice to the Acquiree, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate at the Closing, such that the conditions set forth in Article VIII hereof, as the case may be, would not be satisfied or fulfilled as a result thereof, or (ii) any material failure of any Acquiree, Acquiree Shareholderor the Acquiror, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.  Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 6.3 shall not limit or otherwise affect the rights and remedies available hereunder to the Party receiving such notice.

ARTICLE VII
POST CLOSING COVENANTS

Section 7.1    General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

Section 7.2    Litigation Support.   In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that existed on or prior to the Closing Date involving the Acquiror or the Acquiror Subsidiary, each of the other Parties will cooperate with such Party and such Party’s counsel in the contest or defense, make available any personnel under their control, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

Section 7.3    Assistance with Post-Closing SEC Reports and Inquiries.  After the Closing Date, the Acquiror shall use its reasonable best efforts to provide such information available to them, including information, filings, reports, financial statements or other circumstances of the Acquiror occurring, reported or filed prior to the Closing, as may be necessary or required for the preparation of the post-Closing Date reports that the Acquiror is required to file with the SEC, or filings required to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC inquiry thereof.

Section 7.4    Public Announcements.The Acquiror shall file with the SEC a Form 8-K describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than four (4) business days following the Closing Date.

ARTICLE VIII
CONDITIONS TO CLOSING

Section 8.1   Conditions to Obligation of the Parties Generally. The Parties shall not be obligated to consummate the transactions to be performed by each of them in connection with the Closing if, on the Closing Date, (i) any Action shall be pending or threatened before any Governmental Authority wherein an Order or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (ii) any Law or Order which would have any of the foregoing effects shall have been enacted or promulgated by any Governmental Authority; or (iii) the Acquiree shall not have received an audit report with respect to its two most recently completed fiscal years from an independent accounting firm that is registered with the Public Company Accounting Oversight Board.

Section 8.2    Conditions to Obligation of the Acquiree Parties.  The obligations of the Acquiree and the Acquiree Shareholders to enter into and perform their respective obligations under this Agreement are subject, at the option of the Acquiree and the Acquiree Shareholders, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Acquiree and the Acquiree Shareholders in writing:

(a)   The representations and warranties of the Acquiror set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date);

(b)   The Acquiror shall have performed and complied with all of their covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as “material” and “Material Adverse Effect,” in which case the Acquiror shall have performed and complied with all of such covenants in all respects through the Closing;

(c)   All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Acquiror for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror and Acquiror shall have delivered proof of same to the Acquiree and Acquiree Shareholders;

(d)   Acquiror shall have delivered to the Acquiree and Acquiree Shareholders a certificate, dated the Closing Date, executed by an officer of the Acquiror, certifying the satisfaction of the conditions specified in Sections 8.2(a) through 8.2(c), inclusive, relating to the Acquiror;

(e)   Acquiror shall have delivered to the Acquiree and the Acquiree Shareholders a certified copy of the Certificate of Incorporation of the Acquiror as certified by the Secretary of State (or comparable office) of the Acquiror’s jurisdiction of formation within five (5) days of the Closing Date;

(f)    Acquiror shall have delivered to the Acquiree and the Acquiree Shareholders a certificate duly executed by the Secretary of the Acquiror and dated as of the Closing Date, as to (i) the resolutions as adopted by the Acquiror’s board of directors, in a form reasonably acceptable to the Acquiree, approving this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby; (ii) the Acquiror Organizational Documents, each as in effect at the Closing; and (iv) the incumbency of each authorized officer of the Acquiror signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror is a party;

(g)   Acquiror shall have delivered to the Acquiree and the Acquiree Shareholders duly executed letter of resignation from Ms. Yankuan Li as the Acquiror’s Chief Financial Officer, Secretary and Chairman of the Board of Directors, effective as of the Closing;

(h)   Acquiror shall have delivered to the Acquiree and the Acquiree Shareholders resolutions of the Acquiror’s board of directors (i) appointing Mr. Kwok Ming Wai Andrew to serve as Chief Financial Officer and Secretary; (ii) nominating Mr. Dong Liu to serve as Chairman of the Acquiror’s board of directors; and (iv) nominating Mr. Yuan Zhao, Mr. Yau Kwong Li and Mr. Kwok Ming Wai Andrew to serve as members of the Acquiror’s board of directors, effective as of the Closing. Ms. Yankuan Li will remain President, Chief Executive Officer and a member of the board of directors;

(i)    Acquiree and the Acquiree Shareholders shall have completed their legal, accounting and business due diligence of the Acquiror and the results thereof shall be satisfactory to the Acquiree and the Acquiree Shareholders in their sole and absolute discretion; and

(j)    All actions to be taken by the Acquiror in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Acquiree and the Acquiree Shareholders.

Section 8.3    Conditions to Obligation of the Acquiror PartiesThe obligations of the Acquiror to enter into and perform their respective obligations under this Agreement are subject, at the option of the Acquiror, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Acquiror in writing:

(a)    The representations and warranties of the Acquiree and the Acquire Shareholders set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date);

(b)   The Acquiree and the Acquire Shareholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as “material” and “Material Adverse Effect,” in which case the Acquiree and the Acquire Shareholders shall have performed and complied with all of such covenants in all respects through the Closing;

(c)   All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Acquiror for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiree and Acquiree shall have delivered proof of same to the Acquiror;

(d)   Acquiree shall have delivered to the Acquiror a certificate, dated the Closing Date, executed by an officer of the Acquiree, certifying the satisfaction of the conditions specified in Sections 8.3(a) through 8.3(c), inclusive, relating to the Acquiree;

(e)   Acquiree shall have delivered to the Acquiror a certificate duly executed by the Secretary of the Acquiror and dated as of the Closing Date, as to (i) the resolutions as adopted by the Acquiror’s board of directors, in a form reasonably acceptable to the Acquiree, approving this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby; (ii) the Acquiree Organizational Documents, each as in effect at the Closing; and (iii) the incumbency of each authorized officer of the Acquiree signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiree is a party;

(f)    Acquiror shall have completed their legal, accounting and business due diligence of the Acquiree and the results thereof shall be satisfactory to the Acquiror in their sole and absolute discretion; and

(g)   All actions to be taken by the Acquiree and the Acquiree Shareholders in connection with consummation of the transactions contemplated hereby and all payments, certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Acquiror.

ARTICLE IX
TERMINATION

Section 9.1    Grounds for Termination.Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a)   by the mutual written agreement of the Parties;

(b)   by acquiree and the Acquiree Shareholders (by written notice of termination from Acquiree and the Acquiree Shareholders to the Acquiror, in which reference is made to this subsection) if the Closing has not occurred on or prior to the Termination Date, unless the failure of the Closing to have occurred is attributable to a failure on the part of Acquiree or the Acquiree Shareholders to perform any material obligation to be performed by Acquiree or the Acquiree Shareholders pursuant to this Agreement at or prior to the Closing;

(c)   by the Acquiror (by written notice of termination from the Acquiror to the Acquiree and the Acquiree Shareholders, in which reference is made to this subsection) if the Closing has not occurred on or prior to the Termination Date, unless the failure of the Closing to have occurred is attributable to a failure on the part of the Acquiror to perform any material obligation required to be performed by any such Acquiror pursuant to this Agreement at or prior to the Closing; or

(d)   by either party with written notice if (i) any of representations and warranties contained in this Agreement are inaccurate as of the date of this Agreement or as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.3(a) would not be satisfied and such inaccuracy has not been cured by the other party within five (5) Business Days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, (ii) any of the covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 8.3(b) would not be satisfied, or (iii) any Action shall be initiated, threatened or pending which could reasonably be expected to materially and adversely affect such party (including, without limitation, any such Action relating to any alleged violation of, or non-compliance with, any applicable Law or any allegation of fraud or intentional misrepresentation).

Section 9.2    Procedure and Effect of Termination.   In the event of the termination of this Agreement by the Acquiree pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given to the other Party.  If this Agreement is terminated as provided herein (a) each Party will redeliver all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; provided, that each Party may retain one copy of all such documents for archival purposes in the custody of its outside counsel and (b) all filings, applications and other submission made by any Party to any Person, including any Governmental Authority, in connection with the transactions contemplated hereby shall, to the extent practicable, be withdrawn by such Party from such Person.

Section 9.3    Effect of Termination.   If this Agreement is terminated pursuant to Section 9.1 hereof, this Agreement shall become void and of no further force and effect, except for the provisions of (i) Article X, (iii) Sections 3.6, 4.8 and 5.10 hereof relating to brokers’ fees or commissions, (iv) Section 9.2 and this Section 9.3.

ARTICLE X
SURVIVAL

Section 10.1  Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing.  The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.1  Expenses.   Except as otherwise expressly provided in this Agreement, each Party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.  In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

Section 11.2  Confidentiality.

(a)   The Parties will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another Person in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such Party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Party, (b) the use of such information is necessary or appropriate in making any required filing with the SEC, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

(b)   If the transactions contemplated by this Agreement are not consummated, each Party will return or destroy all of such written information each party has regarding the other Parties.

Section 11.3  Notices.   All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or other electronic means, including email, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day.  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 11.3), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to Acquiror, to:	China Teletech Holding, Inc. Room 1604, Jinke Building No. 17-19 Guangwei Road Guangzhou, China Attention: Yankuan Li, President Telephone No.: (+86) 20-8317-2821 Facsimile No.: (+86) 20-8317-2822

With copies to:	Anslow & Jaclin, LLP 195 Route 9 South, Second Floor Manalapan, New Jersey 07726 Attention: Richard I. Anslow, Esq. Telephone No.: 732-409-1212 Facsimile No.: 732-577-1188

If to the Acquiree, to:
China Teletech Limited
Room A, 20/F, International Trade Residential and Commercial Building, Nanhu Road
Shenzhen, China
Attention: Yuan Zhao
Telephone No.: (+86) 755-8220-4422
Facsimile No.: (+86) 755-8225-3468

If to the Acquiree Shareholders, to:	The applicable address set forth on Schedule I hereto.

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Section 11.4  Further Assurances.  The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 11.5  Waiver.  The rights and remedies of the Parties are cumulative and not alternative.  Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 11.6  Entire Agreement and Modification.This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the Party against whom the enforcement of such amendment is sought.

Section 11.7  Assignments, Successors, and No Third-Party Rights.  No Party may assign any of its rights under this Agreement without the prior consent of the other Parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.

Section 11.8  Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 11.9  Section Headings.  The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Article” or “Articles” or “Section” or “Sections” refer to the corresponding Article or Articles or Section or Sections of this Agreement, unless the context indicates otherwise.

Section 11.10 Construction.   The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless otherwise expressly provided, the word “including” shall mean including without limitation.  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of such representation, warranty, or covenant.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

Section 11.11 Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 11.12 Specific Performance.   Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the U.S. or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11.13 below), in addition to any other remedy to which they may be entitled, at Law or in equity.

Section 11.13 Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to conflicts of Laws principles.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.  Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11.3 above.  Nothing in this Section 11.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity.  Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 11.14 Waiver of Jury Trial.   EACH OF THE PARTIES HEREBY IRREVOCABLY WANES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

ACQUIROR:

CHINA TELETECH HOLDING, INC.

By:	/s/ Yankuan Li
Name:	Yankuan Li
Title:	Chief Executive Officer

ACQUIREE:

CHINA TELETECH LIMITED

By:	/s/ Dong Liu
Name:	Dong Liu
Title:	Director

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

ACQUIREE SHAREHOLDERS:

By:	/s/ Dong Liu
Name:	Dong Liu
Title:	Director

By:	/s/ Yuan Zhao
Name:	Yuan Zhao
Title:	Director

SCHEDULE I

Acquiree Shareholders	Total Acquiree Shares Held Prior to the Closing	Acquiror Common Shares to be Issued at the Closing

Dong Liu Unit 4, 13rd Floor, Jade Mansion 40 Waterloo Road Kowloon, Hong Kong	5	20,000,000

Yuan Zhao Room 904, Sheng Yue Ju 149 Feng Yuan Road, Li Wan District Guangzhou, China	5	20,000,000

Total	10	40,000,000